UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

VISLINK TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:

(4)	Date Filed:

1515 Ringling Blvd., Suite 310

Sarasota, FL 34236

(941) 953-9035

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on April 17, 2020

The Notice of Annual Meeting and Proxy Statement

are available at: https://www.cstproxy.com/vislink/2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 17, 2020

To the Stockholders of Vislink Technologies, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of Vislink Technologies, Inc., a Delaware corporation (the “Company”, “we”, “us” and “our”), will be held on April 17, 2020 at 9:00 a.m. (Eastern Time) at the Company’s offices at 101 Bilby Road, Suite 15, Building 2, Hackettstown, NJ 07840, for the following purposes:

1.	To elect five (5) members of the Company’s Board of Directors (the “Board”), each to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”).

2.	To consider and vote on a proposal to ratify the Board’s selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020 (“Proposal No. 2”).

3.	To approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) at a specific ratio within a range from one-for-___ to one-for-___, and to grant authorization to the Company’s board of directors to determine, in its sole discretion, the specific ratio and timing of the reverse stock split any time before October 11, 2020 (“Proposal No. 3”).

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice (the “Proxy Statement”). Only stockholders of record of our Common Stock at the close of business on February 20, 2020 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

All of our stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares that you own. Only record or beneficial owners of our Common Stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of Common Stock holdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. It will help in our preparations for the meeting if you would check the box on the form of proxy card if you plan on attending the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sarasota, Florida	By Order of the Board of Directors,

March ___, 2020	/s/ Susan Swenson
	Name:	Susan Swenson
	Title:	Chairman of the Board of Directors

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS	1
Information Concerning the Proxy Materials and the Annual Meeting	1
Voting Procedures and Vote Required	2
Delivery of Documents to Security Holders Sharing an Address	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ELECTION OF DIRECTORS	3
ELECTION OF DIRECTORS (Proposal No. 1)	5
Vote Required and Recommendation	7
CORPORATE GOVERNANCE	7
Board of Directors	7
Director Independence	8
Board Meeting and Attendance	8
Annual Meeting Attendance	8
Stockholder Communications with the Board	8
Board Committees	8
Family Relationships	11
Involvement in Certain Legal Proceedings	11
Leadership Structure of the Board	12
Risk Oversight	12
Code of Ethics	12
DIRECTOR COMPENSATION	13
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	14
EXECUTIVE COMPENSATION	14
Summary Compensation Table for Fiscal Years 2019 and 2018	14
Outstanding Equity Awards as of December 31, 2019	16
Equity Compensation Plan Information as of December 31, 2019	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT	20
AUDIT COMMITTEE REPORT	20
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (Proposal No. 2)	21
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	22
Vote Required and Recommendation	22
PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT ITS DISCRETION (Proposal No. 3)	23

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PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this Proxy Statement, Vislink Technologies, Inc., a Delaware corporation, is referred to as the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m. (Eastern Time) on April 17, 2020, at the Company’s offices at 101 Bilby Road, Suite 15, Building 2, Hackettstown, NJ 07840, and at any adjournment thereof. Your vote is very important. For this reason, our Board is requesting that you permit your common stock, par value $0.00001 per share, of the Company (the “Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about April ___, 2019.

Only stockholders of record as of the close of business on February 20, 2020, (the “Record Date”) of our Common Stock will be entitled to notice of, and to vote at, the Annual Meeting. As of February 20, 2020, 53,141,462 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share held by them. Stockholders may vote in person or by proxy, however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Carleton M. Miller and Susan Swenson are named as attorneys-in-fact in the proxy. Mr. Miller is our Chief Executive Officer. Ms. Swenson is our Chairman of the Board of Directors. Mr. Miller or Ms. Swenson will vote all shares of Common Stock represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures”. Where a vote has been specified in the Proxy Statement with respect to the matters identified in the notice of the Annual Meeting, the shares of Common Stock represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares of Common Stock will be voted as recommended by our Board of Directors on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

Our stockholders will consider and vote upon (i) a proposal to elect five (5) members of the Board, each to serve until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to ratify the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2020 (“Proposal No. 2”); and (iii) a proposal to approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of all of our outstanding shares of Common Stock at a specific ratio within a range from one-for-___ to one-for-___ (the “Reverse Stock Split”), to grant authorization to the Board to determine, in its sole discretion, the specific ratio and timing of the reverse stock split any time before October 11, 2020 (“Proposal No. 3”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

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Voting Procedures and Vote Required

Mr. Miller and/or Ms. Swenson will vote all shares of Common Stock represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of at least one-third (1/3) of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares of Common Stock represented by proxies which contain an abstention, as well as “broker non-vote” shares of Common Stock (described below) are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting, but will not be counted in favor of any of the proposal in the Proxy Statement. Accordingly, an abstention with respect to any proposal in this Proxy Statement will have the same effect as a vote “AGAINST” such proposal.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1). Our Certificate of Incorporation does not authorize cumulative voting. Our amended and restated by-laws (our “By-laws”) provide that directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares of Common Stock that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares of Common Stock present at the Annual Meeting that are not voted for a particular nominee or shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Independent Registered Public Accountants (Proposal No. 2). Our By-laws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter will be required to the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2020.

Vote Required for the Reverse Stock Split (Proposal No. 3). Delaware law provides that the affirmative vote of the holders of a majority of our Common Stock is required to approve the amendment to our Certificate of Incorporation to give effect to the Reverse Stock Split. Accordingly, the affirmative vote of the holders of a majority of our Common Stock will be required to approve the Reverse Stock Split.

With respect to “routine” matters, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations (“SRO Rules”), including the NYSE, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters. Proposal No. 2 and Proposal No. 3 are considered “routine” matters.

With respect to “non-routine” matters, a bank, brokerage firm, or other nominee is not permitted under the SRO Rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING or WITHHELD FROM with respect to such non-routine matters. Proposal No. 1 is considered a “non-routine” matter.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

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Votes at the meeting will be tabulated by one or more inspectors of election appointed by the Company’s Chief Executive Officer.

Our stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Delivery of Documents to Security Holders Sharing an Address

We will send only one set of Annual Meeting materials and other corporate mailings to our stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of the Annual Meeting materials to a stockholder at a shared address to which a single copy of the Annual Meeting materials was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of the Annual Meeting materials, to the Company’s Secretary at 1515 Ringling Blvd., Suite 310, Sarasota, FL 34236, telephone: (941) 953-9035.

If multiple stockholders sharing an address have received one copy of the Annual Meeting materials or any other corporate mailing and would prefer that we mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Annual Meeting materials or other corporate mailings and would prefer that we mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 20, 2020, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
●	each of our named executive officers;
●	each of our directors; and
●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within sixty (60) days of February 20, 2020. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Common Stock subject to stock options currently exercisable or exercisable within sixty (60) days of February 20, 2020, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Vislink Technologies, Inc., 1515 Ringling Blvd., Suite 310 Sarasota, FL 34236.

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Name and Address of Beneficial Owner:	Amount and Nature of Beneficial Ownership	Percent of Class of Common Stock(1)
5% Stockholders:
Iroquois Capital Management, LLC(2)	9,894,112	9.99
Named Executive Officers and Directors:
George F. Schmitt(3)	89,707	*
Roger G. Branton(4)	23,537	*
Jude T. Panetta	—	—
Richard L. Mooers(5)	44,524	*
Ralph Faison	—	—
General James T. Conway(6)	14,803	*
Susan Swenson	7,031	*
Carleton M. Miller(7)	—	—
Brian K. Krolicki(8)	—	—
All Executive Officers and Directors as a Group (9 Persons) (9):	179,602	*

* Less than 1%

(1)	Based on 53,141,462 shares of Common Stock issued and outstanding as of February 20, 2020. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within sixty (60) days of February 20, 2020, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	Based upon information provided in a Schedule 13G filed with the SEC on February 19, 2020. Iroquois Capital Management, LLC reported that (a) Iroquois Master Fund Ltd. held 5,300,719 shares of Common Stock and warrants to purchase 4,547,311 shares of Common Stock, and (b) Iroquois Capital Investment Group LLC held warrants to purchase 46,082 shares of Common Stock (collectively, “Iroquois”). Pursuant to the terms of such warrants, Iroquois cannot exercise such warrants to the extent Iroquois would beneficially own, after any such exercise, more than 9.99% of the outstanding shares of Common Stock (other than certain warrants which are subject to a 4.99% blocker), and the percentage set forth in the table gives effect to such blockers and is based on 40,680,508 shares of Common Stock issued and outstanding as of January 31, 2020, as represented in the Company’s Registration Statement on Form S-1 filed with the SEC on February 3, 2020, and assumes the exercise of such warrants. The principal business office of Iroquois is 125 Park Avenue, 25th Floor, New York, NY 10017.

(3)	Includes (a) 10,000 shares of Common Stock underlying options that are presently exercisable and held directly by Mr. Schmitt, and (b) 15,954 shares of Common Stock beneficially owned through MB Technology Holdings, LLC (“MBTH”), an entity in which Mr. Schmitt has a direct 79.22% ownership interest. Mr. Schmitt will not stand for re-election as a director at the Annual Meeting and will no longer serve as a director after the Annual Meeting.

(4)	Includes (a) 13,535 shares of Common Stock beneficially owned through Branton Partners, LLC, of which various family entities, including Mr. Branton’s spouse, children and trusts for the benefit of Mr. Branton’s children, beneficially own 100%, (b) 10,000 shares of Common Stock underlying options that are presently exercisable and held directly by Mr. Branton, and (c) two (2) shares of Common Stock beneficially owned through Mooers Branton and Company (“MBC”), of which Mr. Branton is a 20% owner. Mr. Branton will not stand for re-election as a director at the Annual Meeting and will no longer serve as a director after the Annual Meeting.

(5)	Includes 5,000 shares of Common Stock underlying options that are presently exercisable and held directly by Mr. Mooers. Mr. Mooers’ family entities and trusts for the benefit of his wife and his wife’s children hold 80% of the share capital of MBC. MBC directly owns two (2) shares of Common Stock. Mr. Mooers will not stand for re-election as a director at the Annual Meeting and will no longer serve as a director after the Annual Meeting.

(6)	Includes 5,000 shares of Common Stock underlying options that are presently exercisable and held directly by General Conway.

(7)

Excludes (a) performance-vested options to purchase 1,500,000 shares of Common Stock outside of the Company’s existing equity compensation plans, which vest in three equal tranches of 500,000 shares upon the Company’s attainment, on or before the fifth anniversary of such date, of specified cumulative EBITDA performance conditions, subject in each case to Mr. Miller’s continued employment with the Company on the applicable vesting date, and (b) time-vested options to purchase 2,155,481 shares of Common Stock outside of the Company’s existing equity compensation plans, 25% of which vest on January 22, 2021 and the remaining 75% of which vest in substantially equal monthly installments over the 36-month period following such date, subject to Mr. Miller’s continued employment with the Company on the applicable vesting date.

(8)	Mr. Krolicki will not stand for re-election as a director at the Annual Meeting and will no longer serve as a director after the Annual Meeting.

(9)	Does not include Michael Bond who is expected to become the Company’s Chief Financial Officer on April 1, 2020.

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ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of our Board, each to serve until the 2021 Annual Meeting, until their successors are elected and qualified or until their earlier resignation or removal. Pursuant to Delaware law and our By-laws, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares of Common Stock that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares of Common Stock present at the Annual Meeting that are not voted for a particular nominee or shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Information about each nominee, including biographical data for at least the last five (5) years, follows. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares of Common Stock that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since

Carleton M. Miller	56	January 15, 2020

Susan Swenson	71	October 31, 2018

General James T. Conway	71	January 6, 2015

Jude T. Panetta	60	May 1, 2019

Ralph Faison	61	January 1, 2020

Carleton M. Miller, Chief Executive Officer, President and Director

Mr. Miller’s appointment to the roles of Chief Executive Officer of the Company and a member of the Board became effective on January 15, 2020. Mr. Miller has been appointed to the role of President of the Company, effective March 19, 2020. Mr. Miller is performing the services and duties that are normally and customarily associated with the Chief Executive Officer and President positions, as well as other duties as the Board reasonably determines. From 2010 to 2016, Mr. Miller was a co-founder, chief executive officer, president and a member of the board of directors of BLiNQ Networks, Inc. (“BLiNQ”), an innovator of wireless connectivity solutions for the communications market. Mr. Miller launched BLiNQ with a vision to create a new market category for mobile operators to build scalable high-density wireless broadband networks. He raised approximately $35 million from venture capital and individual investors over three accretive rounds. Mr. Miller sold BLiNQ to Communications Components, Inc. in November 2016.

Mr. Miller received his B.S. in industrial engineering from the University of Missouri in 1985, his M.B.A. in finance and marketing from Rockhurst College in 1989, and completed the corporate finance program at the London Business School in 1995.

Susan Swenson, Executive Chairman of the Board

Ms. Swenson’s appointment to Executive Chairman of the Board became effective on October 31, 2018. Ms. Swenson has several decades of operating experience in wireless telecom, video technologies and digital media, as well as telematics and small business software. Ms. Swenson currently serves on the board of Harmonic, Inc. and chairs the Governance and Nominating Committee. Harmonic, Inc. is the worldwide leader in video delivery technology and services enabling media companies and service providers to deliver ultra-high-quality broadcast and OTT video services to consumers globally.

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From August 2012 to August 2018 Ms. Swenson served on the board of the First Responder Network Authority and chaired the board from 2014 to 2018. This independent authority within NTIA/Department of Commerce established a single nationwide public safety broadband network enabling first responders to have voice and data communications across all 56 states, territories and commonwealths.

From October 2015 to June 2017, Ms. Swenson served as Chair and Chief Executive Officer of Inseego Corp. (previously Novatel Wireless, Inc), a wireless internet solutions and telematics provider, and served as the board chair from April 2014 to June 2017 after joining the board in 2012. From March 2008 to April 2011, Ms. Swenson served as President and Chief Executive Officer of Sage Software-North America, a division of The Sage Group PLC, a global supplier of business management software and services.

From August 2007 to March 2008, she was Chief Operating Officer at Atrinsic, Inc. a digital content company. Prior to joining Atrinsic, Inc., she served as Chief Operating Officer of Amp’d Mobile, Inc, a mobile virtual network start-up, from 2006 to 2007. Ms. Swenson was the President and Chief Operating Officer of T-Mobile USA from 2004 to 2005 and of Leap Wireless International, Inc. from 1999 to 2004. She served as the President and Chief Executive Officer of Cellular One from 1994 to 1999. From 1979 to 1994 she served in various management capacities at Pacific Bell, ultimately serving as President and Chief Operating Officer of PacTel Cellular and Vice President, Pacific Bell - Northern California Business Unit. Ms. Swenson holds a B.A. in French from San Diego State University.

Mr. Swenson was selected to serve on our Board based on her extensive experience with technology and networking companies and broad experience in the telecommunications industry.

General James T. Conway, Director

General Conway retired from active military duty in 2010. Since retiring, General Conway has consulted for several corporate and non-profit boards, including Textron Inc., Colt Defense and General Dynamics. General Conway also co-chairs the Energy Security Leadership Council, a non-partisan energy policy think tank. Prior to his retirement, General Conway served as the 34th Commandant of the U.S. Marine Corps for four years. Prior to becoming Commandant, General Conway served for four years on the Joint Chiefs of Staff as Senior Operations Officer in the U.S. military, where he oversaw the war efforts in Iraq and Afghanistan. As a member of the Joint Chiefs of Staff, General Conway functioned as a military advisor to the Secretary of Defense, the National Security Council, and the President.

General Conway was selected to serve on our Board based on his significant experience assessing and implementing military technology operations.

Jude T. Panetta, Director

Jude Panetta was most recently with Hale Capital as an Operating Partner from 2017 to 2019. Prior to Hale Capital, he had a 30 plus year career leading technology companies in the Telecommunications, Satellite, Wireless and Power Industries. Jude Panetta served as: Vice President of Strategy and Technology at Comtech TCS; Vice President of Government Systems at TeleCommunication Systems Inc.; President and Chief Executive Officer of ASC Signal Corporation; Group President of Andrew Corp.; VP of Operations at Celiant (acquired by Andrew Corp.), VP of Operations at Adtran Corp.; and Director of Operations at Exide Electronics Corporation. During his career, Jude has held a leading role in over a dozen acquisitions and divestitures. He is a Graduate of GE’s Manufacturing Management Program and holds a Bachelor of Science (BS) in Mechanical Engineering from the University of Virginia. Jude recently retired from firefighting. He served as a Lieutenant in the St James, NC Fire Department.

Mr. Panetta was selected to serve on our Board based on his operating background in the satellite and telecom industries as well as his broad experience in operations and finance.

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Ralph Faison, Director

Mr. Faison currently serves as Chairman of Arlo Technologies, Inc., a home automation company that offers a cloud-based platform with a variety of connected devices. He is also on the boards of the following companies: Wilson Electronics, a global designer and manufacturer of cellular signal boosters, antennas and related components; and GiGA IO Networks, a privately held startup providing breakthrough interconnect performance to cluster-based computing.

Mr. Faison previously served as a director of Amber Road, Inc., a cloud-based global trade management software-as-a-service (SaaS) provider, Director of Netgear Corp., Executive Chairman of Blinq Networks, Chairman, President & Chief Executive Officer of Pulse Electronics Corp., President, Chief Executive Officer and Director at Andrew Corp., President, Chief Executive Officer and director at Celiant Corp., and Vice President—New Ventures Group at Lucent Technologies, Inc. Prior to joining Lucent, Mr. Faison held various executive positions at AT&T, including Vice President and General Manager of AT&T’s Wireless Business Unit and manufacturing Vice President for its consumer products unit in Bangkok, Thailand.

Mr. Faison received an undergraduate degree from Georgia State University and a graduate degree from Stanford University.

Mr. Faison has extensive experience in leading and managing large international companies. He is well versed in the complex manufacturing and distribution systems that today’s multinational companies implement. Mr. Faison, as a recent public company chair and chief executive officer, is able to advise the Company on many aspects of public company governance and management and is qualified to serve as a member of our Board.

Vote Required and Recommendation

Our Certificate of Incorporation does not authorize cumulative voting. Our By-laws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares of Common Stock that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares of Common Stock present at the Annual Meeting that are not voted for a particular nominee or shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality

At the Annual Meeting a vote will be taken on a proposal to approve the election of the five (5) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF THE FIVE (5) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Our Board currently consists of nine (9) members: Carleton M. Miller, Roger G. Branton; Susan Swenson; Richard L. Mooers; George F. Schmitt; Jude T. Panetta; General James T. Conway, Ralph Faison and Brian K. Krolicki. All of our directors will serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified, except for Roger G. Branton, Richard L. Mooers, George F. Schmitt and Brian K. Krolicki, none of whom will stand for re-election as a director. There were no disagreements between the Company and Mr. Branton, Mr. Mooers, Mr. Schmitt or Brian K. Krolicki.

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On March 10, 2020, the Board voted to move to a five-member Board consisting of four independent directors and one non-independent director. The Board also adopted the recommendation of the Governance and Nomination Committee to propose a slate consisting of the following: Susan Swenson, General James T. Conway, Jude T. Panetta, and Ralph Faison as independent, and the company’s CEO, Carleton M. Miller, as non-independent.

Director Independence

As we are listed on the Nasdaq Capital Market, our determination of independence of directors is made using the definition of  “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market LLC (“Nasdaq”) (“Nasdaq Rule 5605(a)(2)”). As of the date of this Proxy Statement, our Board affirmatively determined that Susan Swenson, General James T. Conway, Jude T. Panetta, Ralph Faison and Brian K. Krolicki are “independent directors” within the meaning of Nasdaq Rule 5605(a)(2). As of the date of this Proxy Statement, we intend the five (5) director nominees, if all elected, to constitute a majority independent board under Rule 5605(b)(1) of the Marketplace Rules of Nasdaq and as such, we will be in compliance with the Marketplace Rules of Nasdaq.

Board Meetings and Attendance

During fiscal year 2019, the Board held twelve (12) physical and telephonic meetings. No incumbent director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board on which such director served during the period the director was on the Board or committee, other than George F. Schmitt, who attended approximately 67% of such meetings, and Jude T. Panetta, who attended approximately 73% of such meetings. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

The Company held its 2019 Annual Meeting of Stockholders on April 30, 2019, which was attended by Roger Branton.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Carleton M. Miller, Vislink Technologies, Inc., 101 Bilby Road, Suite 15, Building 2, Hackettstown, NJ 07840. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our Board has an Audit Committee, a Compensation Committee and a Governance and Nomination Committee. Each committee has a charter, which is attached as an appendix to this Proxy Statement. Each of the board committees has the composition and responsibilities described below. As of March 10, 2020, the members of these committees are:

Audit Committee	Compensation Committee	Governance and Nomination Committee

Susan Swenson*(1)	Ralph Faison*	General James T. Conway*

Ralph Faison	General James T. Conway	Jude T. Panetta

Brian K. Krolicki(2)	Jude T. Panetta

*Denotes Chairman of Committee.

(1) Indicates Audit Committee Financial Expert.

(2) Mr. Krolicki will no longer serve as a member of the Audit Committee following the Annual Meeting and will be replaced by the Board.

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Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are Susan Swenson, Ralph Faison and Brian K. Krolicki. Susan Swenson, Ralph Faison and Brian K. Krolicki are “independent directors” within the meaning of Rule 10A-3 under the Exchange Act and Nasdaq Rule 5605(a)(2). Susan Swenson serves as chairman of our Audit Committee. The Board has determined that Susan Swenson is an “audit committee financial expert” as defined under Item 5(a)(ii) and (iii) of Regulation S-K.

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of the Audit Committee include:

●Selecting and recommending to our Board the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

●Approving the fees to be paid to the independent registered public accounting firm;

●Helping to ensure the independence of our independent registered public accounting firm;

●Overseeing the integrity of our financial statements;

●Preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

●Reviewing major changes to our auditing and accounting principles and practices as suggested by our Company’s independent registered public accounting firm, internal auditors (if any) or management;

●Reviewing and approving all related party transactions; and

●Overseeing our compliance with legal and regulatory requirements.

In 2019, the Audit Committee held four (4) physical and telephonic meetings, three of which all three (3) members of the then current Audit Committee were present, and one of which two (2) members of the then current Audit Committee were present.

The Audit Committee’s charter is attached as Appendix A to this Proxy Statement.

Compensation Committee

The members of our Compensation Committee are Ralph Faison, General James T. Conway and Jude T. Panetta. Each member of the Compensation Committee is “independent” within the meaning of Nasdaq Rule 5605(a)(2). In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Ralph Faison serves as Chairman of our Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include:

●Assisting our Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans;

●Reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

●Reviewing, approving and recommending to our Board on an annual basis the evaluation process and compensation structure for our other executive officers;

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●Providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

●Reviewing our incentive compensation and other stock-based plans and recommending changes in such plans to our Board as needed, and exercising all the authority of our Board with respect to the administration of such plans;

●Reviewing and recommending to our Board the compensation of independent directors, including incentive and equity-based compensation; and

●Selecting, retaining and terminating such compensation consultants, outside counsel and other advisors as it deems necessary or appropriate.

In 2019, the Compensation Committee held five (5) physical and telephonic meetings, four of which all of the members of the then current Compensation Committee were present, and one of which 75% of the members of the then current Compensation Committee were present.

The Compensation Committee’s charter is attached as Appendix B to this Proxy Statement.

Governance and Nomination Committee

The members of our Governance and Nomination Committee are General James T. Conway and Jude T. Panetta. Each member of the Governance and Nomination Committee is “independent” within the meaning of Nasdaq Rule 5605(a)(2). The purpose of the Governance and Nomination Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. General James T. Conway serves as chairman of our Governance and Nomination Committee.

The Governance and Nomination Committee’s responsibilities include:

●Selecting director nominees. The Governance and Nomination Committee recommends to the Board nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the Board. The Governance and Nomination Committee will consider candidates proposed by stockholders and will apply the same criteria and follow substantially the same process in considering such candidates as it does when considering other candidates. The Governance and Nomination Committee may adopt, in its discretion, separate procedures regarding director candidates proposed by our stockholders. Director recommendations by stockholders must be in writing, include a resume of the candidate’s business and personal background and include a signed consent that the candidate would be willing to be considered as a nominee to the Board and, if elected, would serve. Such recommendation must be sent to the Company’s Secretary at the Company’s executive offices. When it seeks nominees for directors, our Governance and Nomination Committee takes into account a variety of factors including (a) ensuring that the Board, as a whole, is diverse and consists of individuals with varied and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert”, as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the Board to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Governance and Nomination Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the Board whom the committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. The Board has not adopted a formal policy with respect to its consideration of diversity and does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of Board service. The Governance and Nomination Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders;

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●Reviewing requisite skills and criteria for new Board members and Board composition. The Governance and Nomination Committee reviews with the entire Board, on an annual basis, the requisite skills and criteria for Board candidates and the composition of the Board as a whole;

●Hiring of search firms to identify director nominees. The Governance and Nomination Committee has the authority to retain search firms to assist in identifying Board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

●Selection of committee members. The Governance and Nomination Committee recommends to the Board on an annual basis the directors to be appointed to each committee of the Board;

●Evaluation of the Board. The Governance and Nomination Committee will oversee an annual self-evaluation of the Board and its committees to determine whether it and its committees are functioning effectively;

●Development of corporate governance guidelines. The Governance and Nomination Committee will develop and recommend to the Board a set of corporate governance guidelines applicable to the Company.

The Governance and Nomination Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Governance and Nomination Committee is authorized to retain independent legal and other advisors and conduct or authorize investigations into any matter within the scope of its duties.

In 2019, the Governance and Nomination Committee held two (2) physical and telephonic meetings, at which all of the members of the then current Governance and Nomination Committee were present.

The Governance and Nomination Committee’s charter, revised as of August 8, 2019, is attached as Appendix C to this Proxy Statement.

Director Nominating Procedures

Since May 22, 2017, there have been no material changes to the procedures by which our security holders may recommend nominees to our Board of Directors.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

●Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●Had any petition under federal or state bankruptcy laws filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for, the business or property of the person, or any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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●Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Executive Chairman of the Board or, if the roles are separate, whether the Executive Chairman of the Board should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs and the Governance and Nomination Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Code of Ethics

The Board has adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable rules of Nasdaq. We require all employees, directors and officers, including our principal executive officer and principal financial officer, to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Conduct contains additional provisions that apply specifically to our Chief Executive Officer, Chief Financial Officer and other finance department personnel with respect to accurate reporting. The Code of Conduct is available on our website at www.vislinktechnologies.com. Information contained in our website does not form part of this Proxy Statement and is intended for informational purposes only. The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC on such website. Information contained on our website is not a part of, and is not incorporated into, this Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

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DIRECTOR COMPENSATION FOR FISCAL YEAR 2019

The Company compensates our non-employee directors on a negotiated basis including expenses for their service. In the fiscal year ended December 31, 2019, each of these directors received compensation in the amount of  $25,000 or $30,000, annually, based on committee responsibilities, payable quarterly in cash or the same value in shares of Common Stock of the Company, based on the director’s determination. Each award has a vesting schedule of one-third vesting each year on the anniversary date over three (3) years. The table below summarizes the compensation earned by our non-employee directors for the fiscal year ended December 31, 2019.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)(6)(7)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Jude T. Panetta	10,417	—	—	—	—	—	10,417	(1)
Richard Mooers	15,625	9,375	38,873	—	—	—	63,873	(2)
Raymond Sidney	18,125	9,375	38,873	—	—	—	66,373	(3)
General James T. Conway	18,750	11,250	38,873	—	—	—	68,873
George F. Schmitt	18,750	6,250	77,467	—	—	—	102,467	(4)
John C. Coleman	—	11,458	77,746	—	—	—	89,204	(5)
Susan Swenson	18,750	11,250	—	—	—	—	30,000

(1)	Mr. Panetta was appointed director of the Company, effective May 1, 2019. Mr. Panetta’s compensation was pro-rated in the amount of $16,666.67, which is $25,000 on an annualized basis. Of the $16,666.67 that Mr. Panetta earned in director compensation for 2019, $6,249.67 was paid in 2020.

(2)	Mr. Mooers will not stand for re-election as a director at the Annual Meeting and will no longer serve as a director after the Annual Meeting.

(3)	Raymond M. Sidney resigned as a member of the Company’s Board of Directors, effective January 1, 2020.

(4)	Mr. Schmitt will not stand for re-election as a director at the Annual Meeting and will no longer serve as a director after the Annual Meeting.

(5)	Mr. Coleman did not stand for re-election as a director of the Company, effective May 1, 2019. Mr. Coleman’s compensation was pro-rated on an annualized basis.

(6)	Amounts relate to grants of stock options made under the 2015 and 2016 Incentive Compensation Plans. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation.”

(7)	Except for George F. Schmitt and John C. Coleman, each director had 2,500 outstanding option awards as of December 31, 2019. George F. Schmitt and John C. Coleman each had 5,000 outstanding option awards as of December 31, 2019.

Narrative Disclosure to Director Compensation Table

The Board authorized cancellation of all of the outstanding options granted under its equity compensation plans, including those held by its non-employee directors, because such options were out-of-the-money and the Company is planning to replace those options with incentive compensation on a more cash-based award system. As of the date of this prospectus, none of those options have been cancelled.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our current executive officers are:

Name	Age	Position
Carleton M. Miller (1)	56	Chief Executive Officer and President
Roger G. Branton (2)	52	Chief Financial Officer and Treasurer
Michael Bond (3)	62	Chief Financial Officer and Treasurer
John B. Payne IV (4)	50	President and Chief Operating Officer

(1)	Mr. Miller replaced Roger Branton as the Company’s Chief Executive Officer on January 15, 2020 and he will replace John Payne as the Company’s President on March 19, 2020.
(2)	Mr. Branton will be stepping down as the Company’s Chief Financial Officer and Treasurer and is expected to conclude his employment with the Company on March 31, 2020.
(3)	Mr. Bond has entered into an Employment Agreement with the Company, dated February 27, 2020, which becomes effective on April 1, 2020, on which date he will become the Company’s Chief Financial Officer and Treasurer, replacing Mr. Branton.
(4)	Mr. Payne resigned as the Company’s President and Chief Operating Officer on February 24, 2020, and he is expected to conclude his employment with the Company on March 19, 2020.

Biographical information about Carleton M. Miller appears above on page 5.

Roger G. Branton, Chief Financial Officer, Treasurer and Director

Mr. Branton, together with Richard Mooers, co-founded the Company in August 2002, and he has served as Chief Financial Officer and Treasurer of the Company since August 26, 2002. Mr. Branton previously served as Chief Executive Officer from July 19, 2018 until the Company accepted his resignation from his position as Chief Executive Officer of the Company, effective January 15, 2020. Mr. Branton will be stepping down as Chief Financial Officer and Treasurer of the Company, effective as of March 31, 2020. Neither Mr. Branton’s resignation as Chief Executive Officer, nor his stepping down as Chief Financial Officer and Treasurer, were a result of any disagreements with the Company. Mr. Branton will remain as the Company’s Chief Financial Officer and Treasurer through March 31, 2020. Effective April 1, 2020, Michael Bond will replace Mr. Branton as the Company’s Chief Financial Officer and Treasurer. Mr. Branton graduated from West Chester University in Pennsylvania with a Bachelor of Science degree in accounting in 1989. He trained as a certified public accountant until 1992 and then worked at an investment/merchant bank which specialized in the technology, agriculture, and environmental industries, where his duties included acting as interim chief financial officer for several companies within its investment portfolio. In 1997, Mr. Branton co-founded Mooers Branton & Company, an international merchant bank which provides early-stage financing to emerging businesses.

Michael Bond

Mr. Bond has served as a consultant to several companies since 2016, including to the Company since January 27, 2020. He was the Chief Financial Officer of Pulse Electronics Corporation (“Pulse”) from 2013 until 2016. Prior to such time, Mr. Bond held the positions of Vice President and Treasurer of Pulse from 2011 to 2013. From 2008 to 2011, Mr. Bond was Senior Consultant and Principal at Clear Strategic Solutions, Inc., a financial and corporate development consulting firm. Mr. Bond is an experienced financial executive with over 30 years of experience, including as Head of Corporate Development and Mergers and Acquisitions at Lucent Technologies, and held similar roles at Avaya and AT&T. Mr. Bond has also held the positions of Senior Auditor at Deloitte, and Corporate Controller and VP of Finance at the Brookwood Companies, Inc. and at Bellwether, Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2019 and 2018

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer (“PEO”) or acted in a similar capacity and the Company’s two other most highly compensated executive officers during the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act. We refer to all of these individuals collectively as our “Named Executive Officers.”

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Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Roger G. Branton, Chief Executive Officer and Chief Financial Officer(1)	2019	350,000	56,000	—	77,747	—	—	27,110	(3)	510,857
	2018	293,800	0	104,000	73,873	—	—	19,615	(4)	491,288
John B. Payne IV, Chief Operating Officer(2)	2019	350,000	56,000	—	77,467			30,299	(5)	513,766
	2018	286,917	0	78,000	73,873	—	—	28,428	(6)	467,218
George F. Schmitt, Chief Executive Officer (former)(7)	2019	—	—	—	—	—	—	—		—
	2018	87,500	0	104,000	73,873	—	—	—		265,373

(1)	On January 15, 2020, Mr. Branton resigned as Chief Executive Officer. In connection with Mr. Branton’s resignation, the Board appointed Carleton M. Miller as Chief Executive Officer. Mr. Branton continues to serve as Chief Financial Officer until he steps down on March 31, 2020. Effective April 1, 2020, Michael Bond will become the Company’s Chief Financial Officer and Treasurer.

(2)	On February 24, 2020, John Payne resigned from his role as the Company’s President and Chief Operating Officer and is expected to conclude his employment with the Company on March 19, 2020.

(3)	$27,110 of medical and dental insurance premiums were paid by the Company during fiscal year 2019 for the benefit of Mr. Branton.

(4)	$19,615 of medical and dental insurance premiums were paid by the Company during fiscal year 2018 for the benefit of Mr. Branton.

(5)	$12,389 of medical insurance premiums, $2,910 of dental insurance premiums and $15,000 of car allowance were paid by the Company during fiscal year 2019 for the benefit of Mr. Payne.

(6)	$10,523 of medical insurance premiums, $2,905 of dental insurance premiums and $15,000 of car allowance were paid by the Company during fiscal year 2018 for the benefit of Mr. Payne.

(7)	George F. Schmitt retired from his position as Chief Executive Officer of the Company on April 23, 2018.

(8)	Amounts relate to grants of stock options made under the 2015 and 2016 Incentive Compensation Plans. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation.”

Employment Agreements

Carleton M. Miller

On January 22, 2020, the Company entered into an employment agreement with Carleton M. Miller in connection with his appointment as Chief Executive Officer of the Company (the “Miller Employment Agreement”). Pursuant to the Miller Employment Agreement, Mr. Miller will receive an annual base salary of $330,000 per year, and an annual cash bonus in accordance with the terms of any annual cash bonus incentive plan maintained for the Company’s key executive officers. The Miller Employment Agreement also provides that Mr. Miller will receive an inducement award of a time-based option to purchase 2,155,481 shares of Common Stock under Nasdaq Listing Rule 5653(c)(4) outside of the Company’s existing equity compensation plans (the “Miller Time-Based Option”), 25% of which will vest on January 22, 2021 and the remaining 75% of which will vest in substantially equal monthly installments over the 36-month period following such date, subject to Mr. Miller’s continued employment by the Company on the applicable vesting date. Pursuant to the Miller Employment Agreement, Mr. Miller will also receive an inducement award of a performance-based option to purchase 1,500,000 shares of Common Stock under Nasdaq Listing Rule 5653(c)(4) outside of the Company’s existing equity compensation plans (the “Miller Performance-Based Option”). The Miller Performance-Based Option will vest in three equal tranches of 500,000 shares upon the Company’s attainment, on or before the fifth anniversary of January 22, 2020, of specified cumulative EBITDA performance conditions, subject in each case to Mr. Miller’s continued employment by the Company on the applicable vesting date. The Miller Time-Based Option and the Miller Performance-Based Option both have exercise prices of $0.285 per share.

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Michael Bond

On February 27, 2020, the Company entered into an employment agreement with Michael Bond in connection with his contemplated employment as Chief Financial Officer of the Company, effective as of April 1, 2020 (the “Bond Employment Agreement”). Pursuant to the Bond Employment Agreement, Mr. Bond will receive an annual base salary of $250,000 per year, and an annual cash bonus in accordance with the terms of any annual cash bonus incentive plan maintained for the Company’s key executive officers. The Miller Bond Employment Agreement also provides that Mr. Bond will receive an inducement award of stock options to purchase a quantity of shares equal to one percent of the Company’s fully diluted outstanding shares of its Common Stock as of April 1, 2020 under Nasdaq Listing Rule 5635(c)(4) outside of the Company’s existing equity compensation plans (the “Bond Inducement Options”). The per share exercise price of the Bond Inducement Options will be the closing price of the Company’s Common Stock on April 1, 2020. 25% of the Bond Inducement Options will vest and become exercisable on April 1, 2021 and the remaining 75% of the Bond Inducement Options will vest in substantially equal monthly installments over the thirty-six (36) month period thereafter, provided that Mr. Bond remains in continuous employment with the Company through the respective vesting date. As Mr. Bond’s employment is on an “at-will” basis, the Company or Mr. Bond may terminate the employment relationship at any time, with or without Cause (as defined in the Bond Employment Agreement). Upon Mr. Bond’s termination of employment for any reason, Mr. Bond will be entitled to receive a lump sum payment equal to the sum of his earned but unpaid base salary through his termination date plus his accrued but unused vacation days through his termination date, and any other benefits or rights that Mr. Bond has accrued or earned through his termination date in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company.

Outstanding Equity Awards as of December 31, 2019

The following table presents information regarding the outstanding options held by our Named Executive Officers as of December 31, 2019:

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Roger G. Branton(1)	10,000	5,000	15.50	3/24/2027
John Payne(2)	10,000	5,000	15.50	3/24/2027

(1)	5,000 of these options vested on March 24, 2018, 5,000 of these options vested on March 24, 2019, and 5,000 of these options vest on March 24, 2020.

(2)	5,000 of these options vested on March 24, 2018, 5,000 of these options vested on March 24, 2019, and 5,000 of these options vest on March 24, 2020.

Narrative Disclosure to Outstanding Equity Awards Table

The Board authorized cancellation of all of the outstanding options granted under its equity compensation plans, including those held by the Company’s Named Executive Officers because such options were out-of-the-money and the Company is planning to replace those options with incentive compensation on a more cash-based award system. As of the date of this prospectus, none of those options have been cancelled.

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EQUITY COMPENSATION PLAN INFORMATION

The following table contains information about our equity compensation plans as of December 31, 2019.

	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	72,500	$15.50	2,744,047
Equity compensation plans approved by security holders(2)	43,550	$15.50	2,012,350
Equity compensation plans approved by security holders(3)	—	$—	6,042,632
Equity compensation plans approved by security holders(4)	139,000	$15.50	12,076,532
Equity compensation plans approved by security holders(5)	261,000	$15.50	377,305
	516,050	$15.50	23,252,866

(1)	Represents the shares authorized for issuance under the 2013 Long-Term Stock Incentive Plan, which was approved by the Company’s stockholders. The maximum aggregate number of shares of Common Stock that may be issued under the 2013 Option Plan, including stock options, stock awards, and stock appreciation rights is limited to 15% of the shares of Common Stock outstanding on the first trading day of any fiscal year, or 2,816,547 shares of Common Stock for fiscal year 2019.

(2)	Represents the shares authorized for issuance under the 2015 Incentive Compensation Plan, which was approved by the Company’s stockholders. The maximum aggregate number of shares of Common Stock that may be issued under the 2015 Incentive Compensation Plan, including stock options and stock awards is limited to $513,975 of shares of Common Stock, which based on the closing price of $0.25 of our Common Stock on December 31, 2019, as listed on the Nasdaq Capital Market, was equal to 2,055,900 shares of Common Stock.

(3)	Represents the shares authorized for issuance under the 2016 Employee Stock Purchase Plan, which was approved by the Company’s stockholders. The maximum aggregate number of shares of Common Stock that may be issued under the 2016 Employee Stock Purchase Plan is limited to $1,510,658 shares of Common Stock, which based on the closing price of $0.25 of our Common Stock on December 31, 2019, as listed on the Nasdaq Capital Market, was equal to 6,042,632 shares of Common Stock.

(4)	Represents the shares authorized for issuance under the 2016 Incentive Compensation Plan, which was approved by the Company’s stockholders. The maximum aggregate number of shares of Common Stock that may be issued under the 2016 Incentive Compensation Plan, including stock options and stock awards is limited to $3,053,883 of shares of Common Stock, which based on the closing price of $0.25 of our Common Stock on December 31, 2019, as listed on the Nasdaq Capital Market, was equal to 12,215,532 shares of Common Stock.

(5)	Represents the shares authorized for issuance under the 2017 Incentive Compensation Plan, which was approved by the Company’s stockholders. The maximum aggregate number of shares of Common Stock that may be issued under the 2017 Incentive Compensation Plan, including stock options and stock awards is limited to 638,306 of shares of Common Stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, we engaged in no reportable transactions with related persons since the years ended December 31, 2019 and 2018 that involved an amount that exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, other than below. See also “Executive Compensation” for additional information regarding compensation of related parties.

Our Audit Committee considers and approves or disapproves any related person transaction as required by Nasdaq regulations.

MB Technology Holdings, LLC and MB Merchant Group, LLC

On April 29, 2014, the Company entered into a management agreement (the “Management Agreement”) with MB Technology Holdings, LLC (“MBTH”), pursuant to which MBTH agreed to provide certain management and financial services to the Company. The Management Agreement was effective January 1, 2014. Roger G. Branton, the Company’s former Chief Executive Officer and current Chief Financial Officer and a member of the Board of Directors of the Company (who is not standing for re-election), was previously a director of MBTH, George F. Schmitt, a member of the Board of Directors of the Company (who is not standing for re-election) and former Chief Executive Officer and Executive Chairman of the Board, is a director of MBTH, and Richard Mooers, a member of the Board of Directors of the Company (who is not standing for re-election), was previously a director of MBTH. Effective December 31, 2018, Mr. Branton and Mr. Mooers are no longer affiliated with MBTH. The Company agreed to award MBTH a 3% cash success fee if MBTH arranges financing, a merger, consolidation or sale by the Company of substantially all of its assets. On November 29, 2016, the Company and MBTH entered into an acquisition services agreement (the ‘‘M&A Services Agreement’’) pursuant to which the Company engaged MBTH to provide services in connection with merger and acquisition searches, negotiating and structuring deal terms and other related services. The M&A Services Agreement incorporated by reference the terms of the Management Agreement, as well as the Company’s agreement with MBTH on January 12, 2013 to pay MBTH a 3% success fee on any financing arranged for the Company, merger or consolidation of the Company or sale by the Company of substantially all of its assets. The M&A Services Agreement also provided for additional fees owed to MBTH.

On February 16, 2017, the Board amended the terms of the Block Purchase Option in the M&A Services Agreement to allow MBTH the option to acquire 25% of the fully diluted outstanding shares of common stock and warrants of the Company at a price of $2.10 per share and for a five-year term (the “Dilutive Option”).

On December 31, 2018, MBTH terminated the foregoing agreements and services provided to the Company. In connection therewith, we entered into an acquisition services agreement, dated December 29, 2018 (the “MBMG Agreement”) with MB Merchant Group, LLC (“MBMG”). Under the MBMG Agreement, MBMG will continue to provide the services provided by MBTH to the Company. The term of the MBMG Agreement commenced on January 1, 2019 and will renew automatically annually thereafter until sooner terminated by either party on thirty (30) days’ prior written notice. Roger G. Branton and Richard Mooers are the only members and partners of MBMG. Principally, MBMG will receive the following fees and compensation under the MBMG Agreement:

1.	An acquisition fee comprised of the greater of $250,000 or 6% of the total acquisition price for all deals where the total consideration for the acquisition paid by the Company is less than $10 million. For deals which are $10 million to $100 million, the Company will pay MBMG a fee of $600k (for the first $10 million) plus a 4% fee of the excess value over $10 million. For deals which are $100 million to $400 million, the Company will pay MBMG a fee of $4.2 million (for the first $100 million) plus a 2% fee of the excess over $100 million. For deals which are over $400 million, the Company will pay MBMG a fee of $10.2 million plus a 1.1% fee of the excess over $400 million.

2.	A success-based due diligence fee of $250,000, only on successfully closed deals, in addition to any other fees.

3.	The 3% success fee referred to with respect to MBTH above shall be waived on a case by case basis whenever an acquisition fee is more than $1 million. The waiver should be for that part of the financing which is for the acquisition and should not relate to any additional fees raised for the Company above the acquisition price. And such 3% fee was decreased to 2% beginning January 1, 2019.

4.	Should the Company engage an external, independent advisor to value the acquisition, and the result is a higher value than the price MBMG negotiated, then MBMG will receive an additional fee of 5% of such gain. This is to further incent MBMG to help the Company achieve the best value in acquisitions.

5.	Reimbursement for certain expenses.

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Pursuant to the MBMG Agreement, MBMG shall have the option to convert up to 50% of its fees into common shares of the Company so long as the receivable remains outstanding. The conversion price will be fixed at 110% of the price of the shares on the day of closing or the price in connection with any acquisition financing, whichever is lower. Provided MBMG converts at least 25% of its fees, then the Company agrees to register all of shares in the Company held by MBMG.

MBMG and MBTH separately agreed to split the Dilutive Option effective January 1, 2019. The split was based on present ownership in MBTH and provided that MBMG be willing to accept this assignment to continue such merger and acquisition services to the Company. The Company agreed to allow both MBTH and MBMG to amend the strike price of said options based on any financing consummated in 2019 and such reset to be at the lowest and same price as the Company may agree to in any of its 2019 financings.

Additionally, MBMG would receive a monthly fee of $50,000, and the Company at its sole discretion will have the option to credit such fees against future acquisition fees due each year to the extent it deems that appropriate based on all services received from MBMG.

On February 25, 2020, the Company and MBMG entered into a letter agreement (the “MBMG Letter Agreement”), pursuant to which the Company and MBMG agreed to amend and restate certain of the foregoing service agreements previously entered into with MBMG as well as its predecessor entity (the “MBMG Agreements”). Pursuant to the MBMG Letter Agreement, MBMG has agreed to provide only the following services to the Company: (i) to conduct merger and acquisition searches, negotiating and structuring deal terms and other related services in connection with closing suitable acquisitions for the Company, and (ii) to seek and secure financing for the Company, except in those regions in which the Company had previously appointed a business representative to exclusively seek such opportunities, and subject in each case to prior approval by the Company’s Chief Executive Officer on a case-by-case basis (collectively, the “MBMG Services”). Pursuant to the MBMG Letter Agreement, MBMG will no longer provide strategic planning and financial structuring services or technical consulting services, review patent applications or provide consulting services with respect to certain legal matters.

Pursuant to the MBMG Letter Agreement, in consideration for the MBMG Services, the Company agreed to compensate MBMG through payment of: (i) an acquisition fee equal to (A) the greater of $250,000 or 6% of the total acquisition price for deals in which the total consideration paid by the Company is less than $50 million; (B) $3,000,000 plus 4% of the consideration paid by the Company in excess of $50 million for deals in which the total consideration paid by the Company is between $50 million and $100 million; (C) $5,000,000 plus 2% of the consideration paid by the Company in excess of $100 million for deals in which the total consideration paid by the Company is between $100 million and $400 million; or (D) $10,200,000 plus 1.1% of the consideration paid by the Company in excess of $400 million for deals in which the total consideration paid by the Company exceeds $400 million; (ii) a success-based due diligence fee of $250,000 on successfully closed deals, (iii) a waivable success-based finance fee of 2% of the acquisition price and (iv) an incentive fee of 5% of an external advisor’s higher valuation of an acquisition, with such fees subject to a customary 12-month tail period in the event of termination of the MBMG Letter Agreement. The MBMG Letter Agreement further provides that (x) MBMG shall have the option to convert up to 50% of all such fees into the Company’s common stock so long as a receivable remains outstanding, convertible at a fixed price of 110% of the lower of the price of such shares on the day of closing or such price in connection with any acquisition financing, as applicable; (y) the Company will no longer compensate MBMG through, among other discontinued fees, a $50,000 monthly consulting fee that would have been due pursuant to the MBMG Agreements and (z) in full satisfaction of specified claims arising out of the MBMG Agreements, the Company shall pay MBMG $420,000, with $200,000 to be paid within three days of the execution of the MBMG Letter Agreement and $220,000 to be paid within 30 days of such execution.

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John C. Coleman

We’ve entered into a non-exclusive license agreement with our former Chief Executive Officer and director, John C. Coleman. Because there is no minimum and no financial commitment by either us or Mr. Coleman, we cannot adequately place a value on the agreement at this time.

DELINQUENT 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during fiscal year 2019. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 2019, there was no failure to comply with Section 16(a) filing requirements applicable to its executive officers, directors or greater than ten percent (10%) stockholders other than as listed in the table below:

Name	Number of Late Reports	Description
John C. Coleman	1	2 transactions were not reported on a timely basis upon the acquisition of Common Stock.
Raymond M. Sidney	1	1 transaction was not reported on a timely basis upon the acquisition of Common Stock.
Richard Mooers	2	2 transactions were not reported on a timely basis upon the abandonment of Common Stock; 1 transaction was not reported on a timely basis upon the acquisition of Common Stock.
Roger G. Branton	1	2 transactions were not reported on a timely basis upon the abandonment of Common Stock.
James T. Conway	1	1 transaction was not reported on a timely basis upon the acquisition of Common Stock.
Susan Swenson	1	1 transaction was not reported on a timely basis upon the acquisition of Common Stock.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

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Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Marcum LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

This Audit Report has been furnished by the Audit Committee of the Board of Directors.

Susan Swenson, Chairman

Ralph Faison

Brian K. Krolicki

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

Marcum LLP (“Marcum”) has served as our independent registered public accounting firm since September 11, 2015 and has been appointed by the Audit Committee of the Board to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of an independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote on the matter, the Board will reconsider its selection of an independent registered public accounting firm. Marcum has no interest, financial or otherwise, in the Company. We do not currently expect a representative of Marcum to physically attend the Annual Meeting; however, it is anticipated that a Marcum representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

The following table presents aggregate fees for professional services rendered by Marcum for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2019 and 2018.

	For the Year Ended December 31,
	2019	2018
Audit fees (1)	$260,410	$255,843

Audit-related fees	—	—

Tax fees	—	—

All other fees	$—	$—

Total fees	$260,410	$255,843

(1)	Audit fees consist of the aggregate fees billed for each of the last two fiscal years for professional services rendered by Marcum for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Qs, or services that are normally provided by Marcum in connection with the Company’s statutory and regulatory filings or engagements for those fiscal years.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman of the Audit Committee must report all such pre-approvals to the entire Audit Committee at the next Audit Committee meeting.

Vote Required and Recommendation

Our By-laws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter will be required for the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2020.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of Marcum as our independent registered public accountants for the fiscal year ending December 31, 2020.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

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PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR

OUTSTANDING COMMON STOCK AT ITS DISCRETION

(Proposal No. 3)

Summary

Our Board has unanimously approved a proposal to amend the Certificate of Incorporation to effect a reverse stock split of all of our outstanding shares of Common Stock by a ratio in the range of one-for-____ to one-for-____ (the “Reverse Stock Split”). The proposal provides that our Board shall have sole discretion pursuant to Section 242(c) of the DGCL to elect, as it determines to be in the Company’s best interests, whether or not to effect the Reverse Stock Split before October 11, 2020, or to abandon it. Should the Board proceed with the Reverse Stock Split, the exact ratio shall be set at a whole number within the above range as determined by our Board in its sole discretion. Our Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining whether to implement the Reverse Stock Split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	our ability to have our shares of Common Stock remain listed on the Nasdaq Capital Market;

●	the anticipated impact of the reverse stock split on our ability to raise additional financing; and

●	prevailing general market and economic conditions.

If our Board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares of Common Stock to be combined into one share of our Common Stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, is set forth in Appendix D to this Proxy Statement. The text of the form of amendment accompanying this Proxy Statement is, however, subject to amendment to reflect the exact ratio for the Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Reverse Stock Split.

Our Board of Directors believes that approval of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Board Discretion to Implement or Abandon Reverse Stock Split

The Reverse Stock Split will be effected, if at all, only upon a determination by our Board that the Reverse Stock Split (with an exchange ratio determined by our Board as described above) is in the Company’s best interest. Such determination shall be based upon certain factors, including, but not limited to, the historical trading price and trading volume of our Common Stock, the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock, our ability to have our shares of Common Stock remain listed on the Nasdaq Capital Market, the anticipated impact of the Reverse Stock Split on our ability to raise additional financing; and prevailing general market and economic conditions. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If our stockholders approve the proposal, and the Board determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Date (as defined below), additional details regarding the Reverse Stock Split, including the specific ratio selected by the Board.

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If the Board does not implement the Reverse Stock Split prior to October 11, 2020, the authority granted in this proposal to implement the Reverse Stock Split will terminate. The Board is requesting authorization to implement the Reverse Stock Split up until such time in the event the Company needs to utilize this Proposal No. 3 subsequent to the expiration of the Second Nasdaq Extension Period (described below under “Purpose of the Reverse Stock Split”). However, the Board would only want to implement the Reverse Stock Split to remain on the Nasdaq Capital Market or to regain compliance with Nasdaq. As such, the Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the Company’s best interest. In the event that our stock price has a minimum bid price of at least $1.00 for at least ten (10) consecutive business days without the Reverse Stock Split, then we intend to abandon this Proposal No. 3.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the Reverse Stock Split is approved at the Annual Meeting and the Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective as of 5:30 p.m. Eastern Time on the effective date of the certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would expect to be the date of filing (the “Effective Date”). Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board of Directors.

Purpose of the Reverse Stock Split

The sole purpose for the Reverse Stock Split is based on the Board’s belief that the Reverse Stock Split will likely be necessary to maintain the listing of our Common Stock on the Nasdaq Capital Market. In the event that the Board, in its sole discretion, determines to implement the Reverse Stock Split for such purpose, the Board believes that the Reverse Stock Split could improve the marketability and liquidity of the Common Stock.

Maintain our listing on the Nasdaq Capital Market. Our Common Stock is traded on the Nasdaq Capital Market. On September 26, 2019, we received a written notification from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) as the Company’s closing bid price was below $1.00 per share for the previous thirty (30) consecutive business days.

The Company is under a 180-calendar day compliance period granted through the Nasdaq Listing Rule 5810(c)(3)(A), or until March 24, 2020, to regain compliance with the minimum bid price requirements. During the compliance period, the Company’s shares of Common Stock will continue to be listed and traded on the Nasdaq Capital Market.

To regain compliance, the closing bid of the Company’s shares of Common Stock must meet or exceed $1.00 per share for at least ten (10) consecutive business days during the 180-calendar day grace period. The Company can elect a second 180-calendar day grace period if it is not in compliance by March 24, 2020 (the “Second Nasdaq Extension Period”). The Company, to maintain compliance, would be required to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for Nasdaq, except for the minimum bid price requirements. In addition, we would be required to notify Nasdaq of our intent to cure such minimum bid price deficiency by effecting a reverse stock split, if necessary. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our shares of Common Stock will be subject to delisting. We intend to monitor the closing bid price for our Common Stock between now and March 24, 2020, and will consider available options to resolve our noncompliance with the minimum bid price requirements, as may be necessary.

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As of the date of this Proxy Statement, our stock price has not had a minimum bid price of at least $1.00 for at least ten (10) consecutive business days. In the event that our stock price does have a minimum bid price of at least $1.00 for at least ten (10) consecutive business days without the Reverse Stock Split, we will not utilize an approval of this Proposal No. 3.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from the Nasdaq Capital Market. Delisting our Common Stock could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the-counter market. Less investors might buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that the Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

Improve the marketability and liquidity of the Common Stock. In the event that the Board elects to implement the Reverse Stock Split in order to avoid the delisting of our Common Stock from Nasdaq, we also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. A reverse stock split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split.

For the above reasons, we believe that providing the Board with the ability to effect the Reverse Stock, in the event that it determines, in its sole discretion, that implementing the Reverse Stock Split will help us regain and maintain compliance with the Nasdaq listing requirements and, as a result, could also improve the marketability and liquidity of our Common Stock, is in the best interests of the Company and our stockholders. However, regardless as to whether or not the Board believes that implementing the Reverse Stock Split could help us regain and maintain compliance with the Nasdaq listing requirements, the Board reserves its right to abandon the Reverse Stock Split if it determines, in its sole discretion, that it would no longer be in our and our stockholders’ best interests.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the rules of Nasdaq. The Board expects that the Reverse Stock Split of our Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. Under applicable Nasdaq rules, in order to regain compliance with the $1.00 minimum closing bid price requirement and maintain our listing on Nasdaq, the $1.00 closing bid price must be maintained for a minimum of ten (10) consecutive business days. In determining whether to monitor bid price beyond ten business days, Nasdaq will consider the following four factors: (1) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (2) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (3) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (4) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our Nasdaq listing after the Reverse Stock Split is effected or that the market price per share after the Reverse Stock Split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time.

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It is possible that the per share price of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the stock split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock. The liquidity of our Common Stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

Common Stock. If this proposal is approved by the stockholders at the Annual Meeting and the Board determines to effect the Reverse Stock Split and thus amend the Certificate of Incorporation, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, our stock plans, as well as to the number of shares of Common Stock issuable under, and the exercise price of, our outstanding options and warrants.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Reverse Stock Split would apply to all issued shares of our Common Stock, the proposed Reverse Stock Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Stock Split. Moreover, the number of stockholders of record will not be affected by the Reverse Stock Split. The amendment to the Certificate of Incorporation itself would not change the number of authorized shares of our Common Stock. The Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Reverse Stock Split, other than those shares needed to satisfy the conversion and/or exercise of the Company’s outstanding convertible notes, convertible preferred stock, warrants and options, these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

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●	raising capital to fund our operations and to continue as a going concern;

●	establishing strategic relationships with other companies;

●	providing equity incentives to our employees, officers or directors; and

●	expanding our business or product lines through the acquisition of other businesses or products.

While the Reverse Stock Split will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the primary purpose of the Reverse Stock Split is to increase our stock price in order to regain and maintain compliance with the Nasdaq minimum bid price listing standard, which compliance will be the sole factor in determining the ratio of the Reverse Stock Split.

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. Pursuant to the terms of our 2004, 2005, 2006, 2007, 2009 Stock Incentive Plans, our 2015 and 2016 Incentive Compensation Plans, our 2013 Long Term Incentive Plan, and our 2015, 2016 and 2017 Employee Stock Purchase Plans (collectively, “the Plans”), the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the Plans, the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Reverse Stock Split. Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise price and the number of shares of Common Stock issuable upon the exercise or conversion of outstanding options, and any convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, and convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares of Common Stock subject to restricted stock awards and restricted stock units will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

Listing. Our shares of Common Stock currently trade on the Nasdaq Capital Market. The Reverse Stock Split will not directly affect the listing of our Common Stock on the Nasdaq Capital Market, although we believe that the Reverse Stock Split could potentially increase our stock price, facilitating compliance with Nasdaq’s minimum bid price listing requirement. Following the Reverse Stock Split, our Common Stock will continue to be listed on the Nasdaq Capital Market under the symbol “VISL,” although our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status. Our Common Stock is currently registered under Section 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following the Reverse Stock Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Certificate of Incorporation presently authorizes 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. The Reverse Stock Split would not change the number of authorized shares of the Common Stock or preferred stock as designated. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

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Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares of Common Stock in connection with the Reverse Stock Split. To the extent any holders of pre-Reverse Stock Split shares of Common Stock are entitled to fractional shares of Common Stock as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares of Common Stock.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Reverse Stock Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Reverse Stock Split.

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PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares of Common Stock for post-Reverse Stock Split shares of Common Stock pursuant to the Reverse Stock Split, and the aggregate adjusted basis of the post-Reverse Stock Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Reverse Stock Split shares of Common Stock will include the period during which the stockholder held the pre-Reverse Stock Split shares of Common Stock surrendered.

Accounting Consequences

Following the Effective Date of the Reverse Stock Split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our Common Stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Stock Split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, Continental Stock Transfer & Trust Company, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of the Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name”. However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

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YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

●	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form.

●	If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards under granted to them under our equity incentive plans.

Vote Required and Recommendation

Our By-laws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote on the matter will be required for approval of the amendment to our Certificate of Incorporation to give effect to the reverse stock split. Accordingly, the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter will be required to approve the Reverse Stock Split.

At the Annual Meeting a vote will be taken on a proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split at the discretion of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL NO. 3.

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FUTURE STOCKHOLDER PROPOSALS

The Board of Directors has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at an Annual Meeting of Stockholders in accordance with the rules and regulations adopted by the SEC. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us by                   , 20      and if it complies with SEC rules regarding inclusion of proposals in proxy statements, including Rule 14a-8 promulgated under the Exchange Act. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting of Stockholders that are not required to be included in our proxy statement under SEC rules. With respect to these stockholder proposals for the next Annual Meeting of Stockholders, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the Annual Meeting of Stockholders will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting our stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some our stockholders following the original solicitation.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the meeting except those that are set forth in the foregoing Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

*************

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It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

March ___, 2020	By Order of the Board of Directors,

/s/ Susan Swenson
	Name:	Susan Swenson
	Title:	Chairman of the Board of Directors

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Appendix A

Vislink Technologies, Inc.

AUDIT COMMITTEE CHARTER

Role

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company’s internal and independent auditors. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, the Company’s processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor.

Membership

The membership of the Committee shall consist of at least three directors, all of whom shall meet the independence requirements established by the Board and applicable laws, regulations and listing requirements provided, that to the extent that the Board so determines and applicable laws, regulations and listing requirements permit (as, for instance, with regard to companies which are “Small Business Issuers” within the meaning of the applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), the membership of the Committee may consist of at least two directors or, if the membership of the Committee consists of at least three directors, one need not meet the aforesaid independence requirements. Each member shall in the judgment of the Board have the ability to read and understand fundamental financial statements. At least one member of the Committee shall in the judgment of the Board be an “audit committee financial expert” as defined by the rules and regulations promulgated by the SEC (the “SEC Rules”), and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board meet the applicable financial sophistication standard as defined by the requirements of the market or exchange on which the Company’s securities may from time to time be listed or qualified for trading. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Operations

The Committee shall meet at least six times a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.

Communications

The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, the internal auditors, and management. This communication will include periodic private executive sessions with each of these parties.

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Education

The Company is responsible for providing new members with appropriate orientation briefings and educational opportunities, and the full Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company will assist the Committee in maintaining appropriate financial literacy.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside financial experts or similar consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. The Committee will be provided with appropriate funding by the Company, as the Committee determines, for the payment of compensation to the Company’s independent auditor and other advisors as it deems appropriate, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Responsibilities

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Calendar. The Responsibilities Calendar will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated Responsibilities Calendar will be considered to be an addendum to this Charter.

The Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s standards of business conduct, codes of ethics, internal policies, procedures and controls.

Vislink Technologies, Inc. Audit Committee Responsibilities Calendar

WHEN PERFORMED Audit Committee Meetings
RESPONSIBILITY	Q1	Q2	Q3	Q4	As Needed

1. The agenda for Committee meetings will be prepared in consultation between the Committee chair (with input from the Committee members), Finance management, and the independent auditor.	X	X	X	X	X
2. Review and update the Audit Committee Charter and Responsibilities Calendar annually.				X
3. Complete an annual evaluation of the Committee’s performance.		X
4. Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the independent auditor.	X
5. Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years. Appoint or replace the independent auditor and approve.					X

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WHEN PERFORMED Audit Committee Meetings
RESPONSIBILITY	Q1	Q2	Q3	Q4	As Needed

6. The terms on which the independent auditor is engaged for the ensuing fiscal year. At least annually, evaluate the independent auditor’s qualifications, performance, and independence, including that of the lead partner. The evaluation will include obtaining a written report from the independent auditor describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal.

X

7. Quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the past five years, concerning an independent audit or audits carried out by the firm, and any steps taken to deal with those issues; and all relationships between the independent auditor and the Company.

				X	X

8. Resolve any disagreements between management and the independent auditor about financial reporting. Establish and oversee a policy designating permissible services that the independent auditor may perform for the Company, providing for pre-approval of those services by.

X

9. The Committee subject to the de minimis exceptions permitted under applicable rules, and quarterly review of any services approved by the designated member under the policy and the firm’s non-audit services and related fees.

	X	X	X	X	X
10. Review the responsibilities, functions and performance of the Company’s internal audit department.	X

11. Ensure receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the auditor about any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take appropriate action to oversee the independence of the independent auditor.

X

12. Advise the Board about the Committee’s determination whether the Committee consists of three or more members all of whom are financially literate, including at least one member who has financial sophistication and is a financial expert.

X

13. Inquire of Finance management and the independent auditor about significant risks or exposures, review the Company’s policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Company.

	X	X

14. Review with the independent auditor and Finance management the audit scope and plan, and coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.

	X	X	X

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WHEN PERFORMED Audit Committee Meetings
RESPONSIBILITY	Q1	Q2	Q3	Q4	As Needed
15. Consider and review with Finance management and the independent auditor:
a. The Company’s annual assessment of the effectiveness of its internal controls and the independent auditor’s attestation and report about the Company’s assessment.	X
b. The adequacy of the Company’s internal controls including computerized information system controls and security.	X
c. Any related significant findings and recommendations of the independent auditor and internal audit together with management’s responses.					X
16. Review with Finance management any significant changes to GAAP and/or MAP policies or standards.	X	X	X	X
17. Review with Finance management and the independent auditor at the completion of the annual audit:
a. The Company’s annual financial statements and related footnotes.	X				X
b. The independent auditor’s audit of the financial statements and its report thereon.	X				X
c. Any significant changes required in the independent auditor’s audit plan.	X				X
d. Any serious difficulties or disputes with management encountered during the course of the audit and management’s response.	X				X
e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.	X				X
18. Review with Finance management and the independent auditor at least annually the Company’s critical accounting policies.	X				X

19. Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company’s business, and review and approve those related-party transactions that would be disclosed pursuant to SEC Regulation S-K, Item 404.

				X	X
20. Consider and review with Finance management:
a. Significant findings during the year and management’s responses.	X	X	X	X	X
b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.	X	X	X	X	X
c. Any changes required in planned scope of their audit plan.	X	X	X	X	X
21. Participate in a telephonic meeting among Finance management and the independent auditor before each earnings release to discuss the earnings release, financial information and earnings guidance.	X	X	X	X
22. Review and discuss with Finance management and the independent auditor the Company’s quarterly financial statements.	X	X	X	X

23. Review the periodic reports of the Company with Finance management and the independent auditor prior to filing of the reports with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

	X	X	X	X

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WHEN PERFORMED Audit Committee Meetings
RESPONSIBILITY	Q1	Q2	Q3	Q4	As Needed
24. In connection with each periodic report of the Company, review:
a. Management’s disclosure to the Committee and the independent auditor under Section 302 of the Sarbanes-Oxley Act, including identified changes in internal control over financial reporting.	X	X	X	X
b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.	X	X	X	X
25. Monitor the appropriate standards adopted as a code of conduct for the Company.		X			X

26. Review with the applicable officer of the Company legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

	X	X	X	X

27. Develop, review and oversee procedures for (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission of employee concerns regarding accounting or auditing matters. The procedures established pursuant to this paragraph should also be made available for use by persons making reports under the Company’s Code of Conduct or Whistleblower Policy.

		X			X
28. Meet with the independent auditor in executive session to discuss any matters the Committee or the independent auditor believes should be discussed privately with the Audit Committee.	X	X	X	X
29. Meet with Finance management in executive sessions to discuss any matters the Committee or Finance management believes should be discussed privately with the Audit Committee.					X

30. Set clear hiring policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged in the Company’s account, and ensure the policies comply with any regulations applicable to the Company.

X

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Appendix B

Vislink Technologies, Inc.

COMPENSATION COMMITTEE CHARTER

Role

The Compensation Committee’s role is to discharge the Board’s responsibilities relating to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.

Membership

The membership of the Committee consists of at least three directors, all of whom shall, except as otherwise permitted under applicable laws, regulations and listing requirements, (a) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate compensation consultants retained to assist the Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other similar experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

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Responsibilities

Subject to the provisions of any applicable Vislink Technologies, Inc. corporate governance policies, the principal responsibilities and functions of the Compensation Committee are as follows:

1.	Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s shareholders.
2.	Review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

3.	Review and approve the compensation structure for corporate officers at the level of corporate vice president and above.

4.	Oversee an evaluation of the performance of the Company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.

5.	Review and approve CEO goals and objectives, evaluate CEO performance in light of these corporate objectives, and set CEO compensation consistent with company philosophy. The CEO may not be present during deliberations or voting concerning the CEO’s compensation. The CEO will be reviewed by the Chairman of the Board. The results of the annual CEO evaluation will be considered in setting CEO salary and other compensation.

6.	Review and approve compensation packages for new corporate officers and termination packages for corporate officers as requested by management.

7.	Review and discuss with the Board and senior officers plans for officer development and corporate succession plans for the CEO and other senior officers.

8.	Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the Board, the Committee will act on behalf of the Board as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

9.	Review periodic reports from management on matters relating to the Company’s personnel appointments and practices.

10.	Produce an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable Securities and Exchange Commission rules and regulations and relevant listing authority.

11.	Regularly review and make recommendations about changes to the charter of the Committee.

12.	Obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations.

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Appendix C

Vislink Technologies, Inc.

GOVERNANCE AND NOMINATION COMMITTEE CHARTER

Revised as of August 8, 2019

Role

The Governance and Nomination Committee’s role is to: determine the slate of director nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, to review, evaluate and recommend changes to the Company’s corporate governance policies and to consider matters of corporate governance generally, to develop and recommend qualification standards and other criteria for selecting new Directors, and to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stakeholders.

Membership

The membership of the Committee consists of at least two directors, each of whom shall meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, provided, that if the Committee consists of at least three directors and applicable laws, regulations and listing requirements so permit, one of those directors need not meet independence requirements. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Operations

The Committee shall meet at least twice a year. The two established meetings for the Committee shall be in connection with the quarterly board meeting to review the second quarter financial statements and at the yearend board meeting at which time the Committee shall evaluate, establish, and recommend to the full Board of Directors candidates for the succeeding year’s proxy statement. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board (or within four months, whichever occurs sooner). Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate any search firm used to identify director candidates, or other similar experts or consultants, as it deems appropriate, including sole authority to approve such firms’ fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Responsibilities

Subject to the provisions of the Corporate Governance Guidelines, the principal responsibilities and functions of the Governance and Nomination Committee are as follows:

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1. Annually evaluate and report to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interests of Vislink Technologies, Inc.’s shareholders.

2. Annually present to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders.

3. Before recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

4. Assist in identifying, interviewing and recruiting candidates for the Board.

5. Annually review the composition of each committee and present recommendations for committee memberships to the Board as requested by the Board.

6. Periodically review the compensation paid to non-employee directors for annual retainers (including Board and committee Chairs) and meeting fees, if any, and make recommendations to the Board for any adjustments. No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as such.

7. Develop and periodically review and recommend to the Board appropriate revisions to the Company’s corporate governance policies, including, among other things, periodically reviewing the Company’s General Code of Ethics; Code of Ethics for Executive Officers and Principal Accounting Personnel; confidential information and insider trading policies and any similar Company codes and policies, and, based on such periodic review, recommend changes to the Board as deemed appropriate.

8. Monitor compliance with the Company’s corporate governance policies.

9. Review and discuss with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee, director independence and the director nominations process, and to recommend that this disclosure be included in the Company’s proxy statement or annual report on Form 10-K, as applicable.

10. Regularly review and make recommendations about changes to the charters of all Board committees after consultation with the respective committee chairs, in addition to the Committee charter.

11. Obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations.

12. Assist the Chairman of the Board, if the Chairman is a non-management director, or otherwise the Chairman of the Committee acting as Lead Independent Director, in leading the Board’s annual review of the Chief Executive Officer’s performance.

Foundation

In fulfilling its responsibilities, the Committee will seek to be guided by the following principles:

1. The Board will need directors capable of satisfying the Board’s oversight responsibilities, which include monitoring and/or making inquiries or ensuring: (a) the Company’s performance in relation to its plans, strategies, financial and non-financial objectives; (b) the performance and effectiveness of the Company’s management team; (c) succession and development plans for key Company executives; (d) through the Audit Committee, evaluating the integrity of the Company’s accounting and financial reporting systems, including the audit of the Company’s annual financial statements by the independent auditors, and that appropriate systems of control are in place; and (e) the Company’s compliance with legal and regulatory requirements.

2. Board members are expected to: (a) become and remain informed about the Company, its business and its industry; (b) attend all meetings of the Board and of Board committees on which they serve, having read and considered any materials distributed in advance of the meeting; and (c) participate constructively in Board and committee meetings, drawing upon their individual experience, knowledge and background, as appropriate, to provide perspectives and insights.

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3. The Committee will continue to monitor best practices throughout the small and microcap industry. The goal of such effort will be to ensure that:

(a) Frequency of Meetings

The Board will hold at least four regular meetings each year and may hold additional or special meetings whenever necessary. Regular Board meetings will, where appropriate and efficient, be held in person, although Board members may participate by conference call. Special meetings may be held either in person or by conference call. The Board may also act by unanimous written consent.

(b) Board Agendas

In preparation for meetings of the Board, the Chairman, in consultation with the CEO, if such positions are held separately with support from the Secretary of the Company and such other officers as the CEO or Secretary shall designate, shall disseminate to directors on a timely basis briefing materials regarding matters to be included in the meeting agenda, as well as minutes from prior meetings and any written reports by committees. Each Board member may suggest inclusion of items on the agenda and raise at any Board meeting subjects that are not specifically on the agenda for that meeting.

(c) Board Materials Distributed in Advance

Information and materials that are important to the Board’s understanding of the agenda items and other topics to be considered at a Board meeting should, to the extent practicable and appropriate, be distributed sufficiently in advance of the meeting to permit prior review by the directors. Directors are expected to have reviewed and be prepared to discuss all materials distributed in advance of any meeting.

(d) Board Committees

The Board currently has the following standing committees: Governance and Nomination Committee, Audit Committee and Compensation Committee. The committees’ charters are posted on the Company’s website. From time to time the Board may form a new committee or disband a current committee depending on the circumstances. Each committee will comply with the independence and other requirements established by applicable law and regulations, including Securities and Exchange Commission and NASDAQ (or any other exchange on which it may be listed) rules, within any required timeframes.

(e) Nominating Process

The nominating process outlined herein applies only with respect to the nomination of director candidates who will be presented to the Company’s stockholders for election at the Annual Meeting, if any.

(i)	The Committee is responsible for screening and recommending to the Board nominees for election as directors of the Company, including nominees recommended by stockholders of the Company. When formulating its Board membership recommendations, the Committee will consider advice and recommendations from stockholders, management, and others as it deems appropriate, and will also take into account the performance of incumbent directors in determining whether to recommend them to stand for reelection at the annual meeting of stockholders.

(ii)	After the completion of interviews (including, as appropriate, with other Board members, the CEO and other members of senior management) and reference checks of identified candidates, the Committee will meet in person or by conference call to discuss and make recommendations to the Board with respect to the candidates. The full Board will then vote on the committee’s recommendations. Those candidates approved by a majority of the Board shall be nominated for election by the Company’s stockholders at the next Annual Meeting.

The Chairman of the Board will contact any candidate(s) so approved, invite them to attend the Company’s Annual Meeting and to join the Board at its first meeting thereafter, if they are elected by the Company’s stockholders at the Annual Meeting. In the case of a Board candidate appointed between Annual Meetings, the same nominating process will generally apply except that the approved candidate will be invited to join the Board at its next meeting after his/her approval by the Board and will stand for election by stockholders at the first Annual Meeting thereafter.

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Appendix D

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

Vislink Technologies, Inc.

Vislink Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Vislink Technologies, Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by the Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State on February 11, 2019.

THIRD: The Article 4(a) of the Certificate of Incorporation is hereby amended as follows:

“a) Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in the holder’s name on the books of the Corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, shall be divided and paid to the holders of Common Stock according to their respective shares.

Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each ________ outstanding shares of Common Stock (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article 4.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, divided by and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

Notwithstanding the foregoing, the language under this Article 4(a) shall not be amended in any way.

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FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of New York Time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this         day of                        , 2020.

VISLINK TECHNOLOGIES, INC.

By:	/s/ Carleton M. Miller
Name:	Carleton M. Miller
Title:	Chief Executive Officer

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ANNUAL MEETING OF STOCKHOLDERS OF

Vislink Technologies, Inc.

April 17, 2020

Please mark, date, sign and mail your proxy card in the

envelope provided as soon as possible

MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X].

1.	Election of Directors

[ ]	Carleton M. Miller

[ ]	Susan Swenson

[ ]	General James T. Conway

[ ]	Jude T. Panetta

[ ]	Ralph Faison

[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ]	FOR ALL EXCEPT

2. To approve a proposal to ratify the Board’s selection of MARCUM LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020.

[ ]	FOR THE PROPOSAL

[ ]	AGAINST THE PROPOSAL

[ ]	ABSTAIN

3. To approve a proposal to authorize the Company’s Board of Directors to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding Common Stock in the sole discretion of the Company’s Board of Directors.

[ ]	FOR THE PROPOSAL

[ ]	AGAINST THE PROPOSAL

[ ]	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020, AND FOR AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT AT THE DISCRETION OF THE BOARD OF DIRECTORS.

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PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 17, 2020, AT 9:00 A.M. (EASTERN TIME) AT THE COMPANY’S OFFICES AT 101 BILBY ROAD, SUITE 15, BUILDING 2, HACKETTSTOWN, NJ 07840	[ ]

Signature of Stockholder _____________________ Date: __________

Signature of Stockholder _____________________ Date: __________

Note: This proxy must be signed exactly as the name appears hereon. When shares of Common Stock are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Vislink Technologies, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 17, 2020

Revoking all prior proxies, the undersigned, a stockholder of Vislink Technologies, Inc. (the “Company”), hereby appoints Carleton M. Miller and Susan Swenson, or either of them, as attorneys-in-fact and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 17, 2020 at the Company’s offices at 101 Bilby Road, Suite 15, Building 2, Hackettstown, NJ 07840, at 9:00 a.m. Eastern Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse.

IMPORTANT: SIGNATURE REQUIRED ON THE REVERSE SIDE

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